EXHIBIT 10.1
November 4, 2005
Wynnefield Capital, Inc.
450 Seventh Avenue
Suite 509
New York, New York 10123
Mr. Frederick G. Wasserman
4 Nobadeer Drive
Pennington, NJ 08534

Re:	Crown Crafts, Inc. (the “Company”)/Wynnefield Capital, Inc. (“Wynnefield”)
Gentlemen:
     This will confirm the understanding and agreement among us with respect to the subject matter hereof.
     1. Subject to the limitations set forth below and until the Company shall notify you otherwise, which it may do at any time and for any reason on or after the Determination Date (as hereinafter defined), Mr. Wasserman shall have the right, on behalf of Wynnefield, (i) to attend and participate in (and be given timely written notice of) all meetings of the Company’s Board of Directors (the “Board”), whether held in person or by telephone, in a non-voting observer capacity; and (ii) to receive (and disclose to Wynnefield) all information (written or oral) discussed with or provided to the Board in connection therewith. For purposes hereof, “Determination Date” shall mean the first to occur of the following dates: (i) the date of the next meeting of the Company’s stockholders at which directors are to be elected; (ii) the date on which either of you, directly or indirectly, (A) publicly offers to acquire more than 20% of the Company’s outstanding shares of common stock, (B) shall solicit proxies for the purpose of electing one or more directors of the Company or effecting any change in the composition of the Board, or (C) shall otherwise communicate with the Company’s stockholders for the purpose of influencing them to vote in opposition to management or take a position adverse to management that has been previously approved by a majority of the Board; (iii) the date on which either of you, in the opinion of a majority of the Board, shall breach or violate any term or covenant hereof, and such breach is not cured within 10 days after receiving notice thereof from the Board; and (iv) the date on which the representation and warranty in Paragraph 5 hereof shall no longer be true and correct in the opinion of a majority of the Board.
     2. Mr. Wasserman will not be paid any fees or other type of compensation by the Company hereunder. The Company, however, will reimburse Mr. Wasserman for all reasonable out-of-pocket business expenses incurred by him hereunder upon submission to the Company of invoices and other pertinent data in accordance with the Company’s reimbursement policies applicable to the Company’s directors generally.
     3. The Board reserves the right not to provide information to Mr. Wasserman and to exclude him from any meeting or portion thereof if a majority of the Board concludes in good faith, upon the advice of the Company’s counsel, that (i) disclosure of such information to him, or attendance at such meeting by him, would result in the waiver by the Company of the attorney-client privilege between the Company and its counsel; or (ii) the interests of Wynnefield or Mr. Wasserman in respect of the subject matter thereof are different than, in addition to, or in conflict with, the interests of the Company’s stockholders generally.
     4. Each of you agrees to act in a fiduciary manner in accordance with applicable law with respect to all non-public information disclosed to you in respect of the foregoing and to be subject to all of the duties with respect thereto as would be the case if Mr. Wasserman were a member of the Board. Each of you acknowledges that you will be deemed to be an “insider” of the Company and that you may not buy or sell any securities of the Company, either in the open market or in private transactions, other than in compliance with all applicable laws and with such policies and procedures of the Company as may be in effect from time to time relating thereto to which the Company’s directors are subject.

     5. Each of you hereby represents and warrants to the Company that you are not engaged or involved, directly or indirectly, in any business or activity that competes with the business of the Company, and each of you agrees to notify the Company immediately in the event you should become so engaged or involved; provided, however, that together you may own, in the aggregate, up to five percent (5%) of the outstanding securities of an issuer that competes with the Company so long as such issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.
     If the foregoing accurately sets forth our understanding and agreement, please so indicate in the space provided for that purpose below, whereupon this letter shall constitute a binding agreement among us as of the date first above written.
     This letter may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Executed counterparts may be delivered by facsimile transmission.

Very truly yours,

CROWN CRAFTS, INC.

By:	/s/ Amy Vidrine Samson

	Its:	Vice President, CFO

ACKNOWLEDGED AND AGREED:
WYNNEFIELD CAPITAL, INC.

By:	/s/ Nelson Obus

Its:

/s/ Frederick G. Wasserman

FREDERICK G. WASSERMAN